UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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DNB Financial Corporation
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4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
610-269-1040
_____________________________________

NOTICE OF ANNUAL MEETING
To Be Held on April 25, 2007
_____________________________________

TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the “Corporation”) will be held at 9:30 a.m., prevailing time on Wednesday, April 25, 2007 at the Desmond Hotel, One Liberty Boulevard, Malvern, PA for the purpose of considering and acting upon the following proposals:

(1)	To elect 2 directors to serve for three years or until their successors have been elected and qualified; and

(2)	To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

Stockholders of record at the close of business on February 23, 2007 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 29, 2007

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for under the heading “Solicitation and Voting of Proxies” on the initial page of the enclosed proxy statement.

DNB FINANCIAL CORPORATION
4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
________________________________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2007
________________________________________________

Solicitation and Voting of Proxies

This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Desmond Hotel, One Liberty Boulevard, Malvern, PA 19355, on Wednesday, April 25, 2007 at 9:30 a.m., and at any adjournments thereof. The 2006 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 26, 2007. If two or more stockholders share an address to which the Corporation has delivered only 1 copy of the 2006 Annual Report or this Proxy Statement, the Corporation will deliver promptly, upon written or oral request, a separate copy of the 2006 Annual Report or this Proxy Statement, as applicable, to a security holder at that address.

Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement and FOR the ratification of KPMG LLP as independent auditors for the fiscal year ending December 31, 2007.

Under applicable state law and the bylaws of DNB Financial Corporation, a quorum must be present at the meeting or represented by proxy for the meeting to be held. A quorum is a majority of the outstanding shares. If a quorum exists, each proposal, to be adopted, must be approved by a majority (more than 50%) of the stock having voting power and present at the meeting in person or by proxy. If a stockholder submits a timely, properly executed proxy card for any shares, those shares will be considered part of the quorum, whether or not the shareholder votes or abstains from voting on any or all proposals. If the holder of any shares abstains, “withholds” a vote or fails to vote on a proposal, it will have the same effect as if the holder voted those shares against the proposal. A broker who holds shares for a stockholder has authority to vote in the broker’s discretion on “routine” matters such as the election of directors or the ratification of appointment of independent auditors if the stockholder does not sign and return a proxy. A “broker non-vote” can occur on non-routine proposals when a broker is not able to vote shares because the broker has not received voting instructions from the shareholder. A broker non-vote will have the same effect as an abstention, which will be as if those shares were voted against the proposal.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and DNB First, National Association (the “Bank”) may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation’s Common Stock held by them.

Voting Securities and Beneficial Ownership Thereof

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of DNB Financial Corporation, par value $1.00 per share (the “Common Stock”), with each share entitling its owner to 1 vote on all matters to be voted on at the Annual Meeting.

The close of business on February 23, 2007 has been established by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,491,190 shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 28, 2007, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than 5% of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Beneficial Ownership (1,2,3)	Sole Voting and Investment Power (2)	Shared Voting and Investment Power (3)	Percent of Class (4)
Ronald K. Dankanich	32,476	32,476	-	1.18%
Thomas A. Fillippo	14,393	4,383	10,010	0.52%
Richard J. Hartmann	2,021	2021	-	0.07%
William J. Hieb	32,741	32,626	115	1.19%
Mildred C. Joyner	7,586	7,586	-	0.28%
C. Tomlinson Kline III	8,103	8,103	-	0.29%
James J. Koegel	36,204	8,688	27,516	1.33%
William S. Latoff	173,583	173,583	-	6.32%
Albert J. Melfi	153	153	-	0.01%
Thomas M. Miller	27,658	27,658	-	1.01%
Bruce E. Moroney	29,806	19,716	10,090	1.08%
Eli Silberman	13,944	13,944	-	0.51%
James H. Thornton	27,130	27,130	-	0.99%
DNB Advisors	30,061	12,381	17,680	1.21%
DNB First 401(k) Plan	35,455	35,455	-	1.42%
Directors & Executive Officers
as group (13 Persons)	406,717	386,502	20,215	14.80%

(1)   Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)   Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 17,729 shares for Mr. Dankanich, 1,050 shares for Mr. Hartmann, 23,415 shares for Mr. Hieb, 5,932 shares for Ms. Joyner, 6,562 for Mr. Kline, 8,688 shares for Mr. Koegel, 52,869 shares for Mr. Latoff, 18,375 shares for Mr. Miller, 17,729 shares for Mr. Moroney, 9,324 shares for Mr. Silberman, 21,330 shares for Mr. Thornton, and 183,003 total shares for all Directors and Executive Officers as a group. Includes restricted stock that will vest on May 25, 2008 amounting to 992 for Mr. Dankanich, 3,638 for Mr. Hieb, 496 for Mr. Kline, 4,630 for Mr. Latoff, 992 for Mr. Moroney and 10,748 total shares for all Directors and Executive Officers as a group. The number of shares has been adjusted to reflect the 5% stock dividend paid in December, 2006.

(3)
Mr. Koegel disclaims beneficial ownership of 115 shares which are owned by an adult child. Ms. Joyner and Mr. Silberman disclaim beneficial ownership of 2,623 and 1,312 shares which are owned by their respective spouses.

(4)
Shares of the Corporation’s Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person or group.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with its By-laws, the number of directors of the Corporation is currently set at 7. Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only 1 class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

The nominees proposed for election at the Annual Meeting to Class “C” of the Board of Directors (with terms expiring in 2010) are Mr. William S. Latoff and Ms. Mildred C. Joyner, each of whom has consented to being named as a nominee and agreed to serve if elected. If either Mr. Latoff or Ms. Joyner should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as director.

There is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only 1 vote for each nominee. For example, if a shareholder owns 10 shares of Common Stock and nominations have been made for two director positions, he or she may cast up to 10 votes for each of the two positions to be elected. A majority vote of shares represented by proxy or in person is required for the election of each director.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
ELECTION OF THE TWO NOMINEES NAMED BELOW

Set forth below is certain information as of February 23, 2007 concerning the nominees for election as director and each other member of the Corporation’s Board of Directors. All individuals listed are directors of both the Bank and the Corporation. None of the following persons is a director or a person nominated or chosen to become a director in any registered investment company or other SEC registrant.

NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2010

		Principal Occupation During The
Name	Age	Past 5 Years & Service Data

Mildred C. Joyner	57
Director; Associate Professor of the Undergraduate Social Work Program at West Chester University; Former Undergraduate Director and Chairperson of the Social Work Department at West Chester University

		Director Since 2004
		Term Expires 2007

William S. Latoff	58	Director; Chairman and Chief Executive Officer of the Corporation and the Bank; Former Principal of Bliss & Company, Ltd., Certified Public Accountants
		Director Since 1998
		Term Expires 2007

OTHER DIRECTORS

Thomas A. Fillippo	59	Director; President of Devault Foods
		Director Since 2006
		Term Expires 2009

William J. Hieb	50
President, Chief Operating Officer and Chief Credit Officer of the Corporation and the Bank; Former Chief Operating Officer of the Corporation and the Bank; Former Senior Vice President of First Union National Bank and Managing Director of First Union Securities in Philadelphia

		Director of the Corporation since 2005
		Director of the Bank since 2004
		Term Expires 2008

James J. Koegel	60	Director; President of Jones Motor Group, Inc.
		Director Since 2003
		Term Expires 2009

Eli Silberman	67	Director; President of TSG, Inc., Marketing Consultant; Former Chairman of Earle Palmer Brown (Philadelphia Region)
		Director Since 2003
		Term Expires 2009

James H. Thornton	61
Director; Director of John Dempsey Hospital of the University of Connecticut Health Center (UCHC); Former Controller for the UCHC; President of Thornton Consulting; Former President and Chief Executive Officer of Brandywine Hospital

		Director Since 1995
		Term Expires 2008

General Information About the Board of Directors

During 2006, the Corporation’s Board of Directors held 12 meetings and the Bank’s Board of Directors held 12 meetings, excluding committee meetings, which are described below. Board and committee meetings of the Corporation and Bank are conducted on a combined basis, and only a single retainer is paid to each Director for their services as directors of both entities, and only a single fee is paid for each separate meeting, whether or not the meeting is for the Corporation, the Bank or is conducted on a combined basis. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

The Audit Committee consists of Messrs. Koegel, Thornton and Ms. Joyner. This Committee reviews the records and affairs of the Corporation and the Bank (including the Bank’s trust department) to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations; and performs the other responsibilities set forth in the Audit Committee Charter. The Board of Directors has determined that, during 2006, Mr. Thornton would qualify as a “financial expert” within the meaning of that term in the SEC regulations dealing with audit committee financial experts. Mr. Thornton is also “independent” within the meaning of that term under NASD Rule 4200(a)(15). The Committee met 4 times during 2006.

The Benefits & Compensation Committee consists of Messrs. Koegel, Latoff, Fillippo and Thornton. During 2006, Mr. Latoff also served as the Chief Executive Officer of the Corporation and the Bank. This Committee oversees the Human Resource policies of the Bank, which includes reviewing the CEO’s performance, reviewing bonus recommendations for the executive staff, and approving recommendations for salary increases. The Committee met 7 times during 2006.

The Board Loan Committee consists of Messrs. Hieb, Koegel, Latoff, Fillippo and Silberman. This Committee reviews and takes action on proposed and existing loans in excess of Officers’ Credit Committee authority. The Committee met 8 times during 2006.

The Corporate Governance and Nominating Committee consist of Messrs. Koegel, Latoff, and Thornton. This Committee provides assistance to the Board of Directors in fulfilling the Board of Directors responsibilities for director nominations and appointments. This Committee also advises the Board of Directors on other matters relating to the affairs or governance of the Board of Directors. The Committee met 1 time during 2006.

The Executive Committee consists of Messrs. Koegel, Latoff, and Thornton. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee did not meet during 2006.

The Trust Committee consists of Messrs. Hieb, Silberman, and Ms. Joyner. This Committee reviews and recommends policies and procedures for the Bank’s trust department, which does business under the name “DNB Advisors,” approves estate administration and ensures compliance to applicable Federal regulations and reviews the performance of the Bank’s non-deposit business conducted under the name “DNB Financial Services.” The Committee met 6 times during 2006.

Each of the Directors of the Corporation attended at least 75% of the aggregate of (i) the total number of Board meetings held while he or she was a Director and (ii) the total number of meetings held by committees during his or her service on those committees.

Stockholder Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to it. Stockholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: DNB Financial Corporation Board of Directors, 4 Brandywine Avenue, Downingtown, PA 19335-0904. Management of the Corporation is responsible for identifying those communications that are sent by stockholders to the Board of Directors and is responsible to forward them to all members of the Board of Directors.

Neither the Board of Directors nor the Corporate Governance and Nominating Committee has implemented a formal policy regarding director attendance at annual meetings of the Corporation’s stockholders. The Corporation’s Board of Directors normally holds its annual organizational meeting immediately after the annual meeting of stockholders and, as a result, most directors are usually able to attend the annual meeting of stockholders. In 2006, 7 of the Corporation’s then 7 directors attended the annual meeting of stockholders.

Director Nomination Procedures

The Corporation’s Corporate Governance and Nominating Committee performs the duties, responsibilities and functions of a Nominating Committee. The Corporate Governance and Nominating Committee do not have a charter. Each of the members of the Corporate Governance and Nominating Committee, with the exception of Mr. Latoff, is “independent” within the meaning of that term under NASD Rule 4200(a)(15). The Corporate Governance and Nominating Committee has not adopted a written policy with regard to the consideration of any director candidates recommended by security holders, but it is the policy of the Corporate Governance and Nominating Committee to consider director candidates that may be recommended by security holders in accordance with applicable law, the articles of incorporation and bylaws of the Corporation.

To be eligible for consideration by the Corporation’s Corporate Governance and Nominating Committee for nomination at an annual meeting of the Corporation’s shareholders, a shareholder recommendation of a director nominee must be submitted in writing to the Secretary of the Corporation along with a written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Corporation and that the individual will submit to the Corporation such information and documents as the Corporate Governance and Nominating Committee may reasonably request in connection with its consideration of the nomination or as the Corporation may otherwise request in order for the Corporation or the Bank to fulfill its disclosure and other legal obligations in connection with the nomination and service of such individual as director. In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received, in proper form, completed and signed, by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of stockholder proposals for inclusion in the Corporation’s proxy materials identified in the section of this Proxy Statement titled, “Stockholder Proposals.”

The Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that it believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Corporation’s Board of Directors, nor has it identified any specific qualities or skills that it believes are necessary for 1 or more of the Corporation’s directors to possess.

The Corporate Governance and Nominating Committee has not adopted a formal process for identifying and evaluating nominees for director. In the event the Corporate Governance and Nominating Committee evaluates a nominee for director recommended by a security holder, and the recommended nominee is not known personally by any directors or members of executive management of the Corporation, it is likely that the Corporate Governance and Nominating Committee would request more extensive financial and biographical background information and personal and business references for the recommended nominee.

The Corporation has not regularly paid fees to third parties to identify or evaluate or assist in identifying or evaluating potential director nominees. In general, the Corporation relies on the community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

In determining that Messrs. Thornton and Koegel are independent, the Board of Directors considered the following transactions, relationships and arrangements in addition to any that are discussed under “Certain Transactions of Management and Others with the Corporation and its Subsidiaries” on pages 31 to 32 of this Proxy Statement: Director Change of Control Agreements, Director participation in the Stock Option Plan and the Directors future participation in the Deferred Compensation Plan for Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and the SEC regulations thereunder require the Corporation’s executive officers and directors, and beneficial owners of more than 10% of any class of the Corporation’s equity securities registered under Section 12 of the 1934 Act, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“Section 16 Reports”). SEC regulations require these persons to furnish the Corporation with copies of all Section 16 (a) forms they file, and they require the Corporation to disclose late filings of Section 16 Reports. To the best of the Corporation’s knowledge, there were no delinquent Section 16 Report filings by any of these persons during 2006.

Executive Officers Who Are Not Directors

The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Corporation’s Board of Directors. Each serves at the pleasure of the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

Ronald K. Dankanich (Age 52) joined the Bank in October 1972 and currently serves as Executive Vice President—Operations Division and Secretary of both the Corporation and the Bank. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

Richard J. Hartmann (Age 56) was named Executive Vice President of the Corporation and the Bank to head up the Retail Banking Division in January 2006. Prior to his promotion, Mr. Hartmann served as Senior Vice President of the Bank in its Retail Banking Division since June 2005. For 4 years prior to joining the Bank, Mr. Hartmann served as Executive Vice President at Susquehanna Bank (Farmers First Bank), responsible for Retail Banking. During the previous 5 years, Mr. Hartmann was a Senior Vice President and Executive Relationship Market Banker at M&T Bank/Keystone Financial in Horsham, PA, responsible for M&T's Delchester Region.

C. Tomlinson Kline III (Age 55) joined the Bank in October 2004 and currently serves as Senior Vice President - Real Estate Lending. From January 2006 to January 2007, Mr. Kline was the Chief Credit Officer of the Bank. Prior to joining the Bank, Mr. Kline was Vice President of the First National Bank of Chester County. Prior to that, Mr. Kline was a Senior Vice President of First Union.

Albert J. Melfi (Age 54) joined the Bank in November 2006 and currently serves as Executive Vice President and Chief Lending Officer of the Corporation and the Bank. Prior to joining DNB, Mr. Melfi had been employed as a Regional Vice President with Commerce Bank, PA, N.A. In that position, he had dual responsibilities, including managing the lending function for the bank in Delaware County, Pennsylvania, and overseeing a retail branch region consisting of 12 branches

Bruce E. Moroney (Age 50) joined the Bank in May 1992 and currently serves as Executive Vice President and Chief Financial Officer of the Bank. Prior to that, he served as Executive Vice President and Chief Financial Officer of both the Corporation and the Bank. Mr. Moroney is directly responsible for the Bank’s investment portfolio, asset/liability management and financial reporting and accounting.

Gerald F. Sopp (Age 50) joined the Bank in January 2007 and currently serves as Executive Vice President and Chief Financial Officer of the Corporation. Mr. Sopp is directly responsible for the Corporation’s financial reporting, budgeting, strategic planning and Sarbanes Oxley Compliance. During the five years prior to joining DNB, Mr. Sopp was employed during 2006 as the Vice President and Chief Compliance Officer with Wilmington Trust Corporation, Wilmington, Delaware. Previous to that, from 2000 to 2006, he was employed as Vice President and Controller of Wilmington Trust Corporation.

Compensation Discussion and Analysis

Set forth below is a description of our compensation program for executive officers and directors and an explanation and analysis of the material elements of compensation for our named executive officers.

Our Basic Compensation Philosophy

Our overall philosophy is to provide competitive and reasonable compensation to all executive officers. The Committee believes that the overall enhancement of our performance, and in turn shareholder value, depends on the establishment of a close relationship between the financial interests of shareholders and those of our executive officers. In addition to this desired pay-for-performance relationship, the Committee also believes that we must maintain a competitive compensation package that will attract, retain, and motivate executive officers who are capable of making significant contributions towards our success. The Committee strives to determine management compensation by a performance-based framework. We believe this enhances shareholder value by integrating our overall financial condition and operating results with individual performance.

The Role of Our Benefits & Compensation Committee

Our Benefits & Compensation Committee has four members and meets periodically during the course of the year. The Committee establishes and reviews compensation and benefit programs for executive officers. The Committee strives to use programs that attract, retain, motivate and appropriately reward individuals who are responsible for our short and long-term profitability and growth and for helping us provide shareholders an investment return. The Committee conducts regular comprehensive reviews of our compensation program. It establishes and reviews the annual compensation of our executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment or administration of executive compensation, incentive and benefit plans. We consider each member of the Committee to be independent from us, as defined under NYSE and NASDAQ exchange rules, with the exception of William S. Latoff, our Chairman and Chief Executive Officer because none of them, other than Mr. Latoff, has any current business dealings with us. Each Committee member has experience in dealing with compensation and benefits matters for companies they have managed.

How the Committee Puts Our Philosophy Into Action

The Committee’s specific objectives are to:

-	Provide compensation that takes into account our performance relative to our financial goals and objectives.

-	Provide compensation that takes into account the executive’s performance against assigned individual goals.

-	Align management’s financial interests with those of shareholders. One way we do this is by providing equity-based long-term incentives.

-
Offer an executive a total compensation program based on the executive’s level of responsibility, the executive’s skills and experience relative to our other executives and similar executives of peer group financial institutions.

In working toward these objectives, the Committee strives to tie a substantial portion of an executive’s overall compensation to our financial performance including earnings per share, total shareholder return, revenues, revenue growth, return on equity, return on assets, stock price and other financial measures. The Committee attempts to establish company-wide management compensation at or near the median competitive levels of comparable public banking organizations, particularly those in Southeastern Pennsylvania and specifically in the Delaware Valley area. The Committee also attempts to provide compensation higher than the median level for demonstrated superior performance.

The Bank is in the midst of a major reorganization and structural positioning for the future. During the latter part of 2006, there was a realignment of the organization to provide a keen focus on customer relationships and operational excellence. The Chairman and CEO assumed direct responsibility for managing all customer contact staff and the President and COO was made responsible for managing all operational areas as well as assuming the responsibilities of the Chief Credit Officer. As a result, the Compensation Committee relies and will rely heavily on performance-based pay and incentive-based programs. In addition, our programs are designed to encourage share ownership and help to more fully align the interests of our executive talent with the interests of shareholders for the long-term improvement of the Bank’s results.

In connection with its work in 2006, the Committee retained an outside consultant, Robert B. Jones, JD, CPA, CEBS, CEO of Innovative Compensation and Benefits Concepts, LLC to evaluate our compensation practices and to assist in developing and implementing our executive compensation program and philosophy. The consultant:

-	Developed a peer group of financial institutions for comparison. These institutions are in our area and are about the same size as we are.

-	Analyzed our financial performance and compensation levels against members of the peer group.

-
Met individually with members of the Committee and senior management to learn about our business operations and strategies, our significant reorganization and restructuring undertaken during 2006, the key measures and target goals we use to evaluate our performance, and the labor and capital markets in which we compete.

-	Submitted executive compensation recommendations for 2006 and beyond to the Committee and the board of directors. - Helped the Committee establish tally sheets for analyzing Total Direct Compensation company-wide and for each executive.

The Committee determined that the peer group it identified is reasonable to measure our compensation practices given our continued and expected growth. For purposes of benchmarking our compensation, the Committee refers to the following institutions:

Bryn Mawr Bank Corporation	First Keystone Financial, Inc.

Chester Valley Bancorp, Inc.	First Keystone Corporation

PSB Bancorp, Inc.	Orrstown Financial Services, Inc.

First Chester County Corporation	Willow Financial Bancorp

Compensation Components and How They are Set

The key components of our compensation program are base salary, annual incentive awards and long-term incentives. In addition to those key components, we also provide additional components of compensation including change in control benefits, retirement benefits and deferred compensation. The nature of each of these benefits and our goals and reasons in granting them are discussed further below.

In determining executive officer compensation levels for all of these components, the Committee uses its experienced judgment and considers qualitative and quantitative factors. It strives to tie a significant portion of executive compensation to the success the executive officer and we have in meeting predetermined financial and performance goals. The Committee works to adjust the mix of base salary, annual incentive awards and long-term incentives periodically. In setting levels of each component, the Committee considers factors such as: (i) relevant industry compensation practices; (ii) the complexity and level of responsibility of the executive’s job; (iii) the importance of the executive’s position to us compared to other executive positions; and (iv) the competitiveness of the compensation we pay the executive in comparison to other financial institutions in our peer group.

In making compensation decisions, the Committee also relies upon work performed by two independent compensation consultants as well as the Bank’s Human Resources Department. Both consultants reviewed market data during 2006 to determine relevant compensation and benefits practices of our peer group. The peer information provides guidance to the Committee, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

Here is a description of our key compensation components:

Base Salary. The Committee establishes base salaries for our executives according to the scope of their responsibilities. It also considers compensation paid by our competitors for similar positions. Generally, we believe that executive base salaries should be near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies that have similar compensation philosophies to ours. For each executive the Committee considers the executive’s performance, the executive’s current salary in relation to our salary range for the job, the executive’s experience, the executive’s potential for advancement, and our own financial performance. The Committee also considers the economic conditions and other external events affecting our operations and compares our compensation practices with those of our competitors. The Committee reviews base salaries annually and adjusts them from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Incentive Awards.  We have an Annual Incentive Plan that provides annual bonuses to our executives and other employees to support and promote the pursuit of our organizational objective and financial goals. This practice permits senior executives, as well as other deserving employees, to receive more compensation if we and the individual meet certain pre-established financial and non-financial performance goals for the year. The performance goals for executives are consistent with our Strategic Plan and Annual Budget and our performance in relation to those plans. We pay bonuses to executives and other officers for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives. Annual incentive awards for other employees are primarily based on personal goals. In 2006, the Committee revised and updated our Annual Incentive Plan, which provides for short-term cash bonuses for officers and other executives. In doing so, the Committee focused it even more directly on the key executives whose decisions have the most impact on our business.

Assuming that an officer or employee meets stated goals or benchmarks, our Annual Incentive Plan provides for a cash bonus calculated as a target percentage of the officer's or employee’s base salary, with higher-ranked executive officers being compensated at a higher percentage of base salary. Depending on the achievement of the predetermined targets, the annual bonus may be less than or greater than the target bonus. The Committee establishes the annual incentive award for the Chief Executive Officer. The Committee establishes the annual incentive award for each officer below the Chief Executive Officer level, based on the Chief Executive Officer's recommendations. Annual incentive awards for non-officer employees are primarily based on personal goals. For 2007, the Committee updated the plan’s target percentages from 2006 target percentages so that our officers' annual bonus opportunities would be near the median levels of comparable companies. For more information on our Annual Incentive Plan, see “Management Compensation” at pages 15 to 32.

Long-Term Incentive Program.   The final major component of the executive compensation program is the long-term incentive compensation feature. We believe that a significant portion of executive compensation should be based on value created for our shareholders. This feature of the compensation package consists of a broad range of equity alternatives as provided for in our Incentive Equity and Deferred Compensation Plan, including but not limited to stock options, stock appreciation rights, performance shares, performance units, and restricted stock awards. For more information on our Incentive Equity and Deferred Compensation Plan, see “Management Compensation” at pages 15 to 32.

We hope that these long-term incentives will offer executives the possibility of future value depending on the long-term price appreciation of our common stock and the executives’ continuing service with us. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards.

Prior to 2004, we offered long-term incentives pursuant to our 1995 Stock Option Plan. This Plan was renewed and amended in 2004 and remains in force. All of the options we have granted to our directors and officers have been granted so far under the 1995 Stock Option Plan.  For more information on our 1995 Stock Option Plan, see “Management Compensation” at pages 15 to 32. For more information on the stock option grants we have made under the 1995 Stock Option Plan, see our compensation tables on pages 2, 17 and 22, as well as the footnotes and narrative to those tables.

We currently make annual equity awards to directors and officers under both the 1995 Stock Option Plan and our Incentive Equity and Deferred Compensation Plan. Currently, there are two types of awards: stock option grants and restricted stock awards. We intend to continue our annual practice of making equity awards to officers, including our executive officers. We made an additional tranche of option awards that were fully vested to executives at the end of 2005 in order to avoid mandatory expensing treatment under FAS 123R. As a consequence of this award, and because of our restructuring and reorganization plans, we did not make any awards in 2006. We intend that the annual aggregate value of these awards will be set near competitive median levels on a per executive basis for comparable companies and potentially higher for superior performance.

In 2007, we plan that the total value of these awards will be granted in the form of restricted stock grants under which the right to the stock will vest over time. We intend these restricted stock grants to be one part of a two-part program to achieve a balance between market-based incentives such as options, which we believe provide a strong link to stockholder value creation, and financial-based incentives such as restricted stock, which we believe have stronger retention impact and provide a direct link to long-term corporate performance.

Grants under the 1995 Stock Option Plan and the Incentive Equity and Deferred Compensation Plan are determined by our full board of directors based on the Committee’s recommendations. The Committee makes preliminary determinations and recommendations to the board of directors as to grants for each executive, including the timing, amounts and types of awards. The Committee makes its recommendations based on corporate performance and the executive’s individual achievements.

Stock Options. Our standard practice under the 1995 Stock Option Plan was to grant stock options once a year. Prior to 2004, we typically granted stock options at our June board meeting. Beginning in 2004, we started granting stock options at our December board meeting. These annual grants normally provided for an exercise price at 100% of the stock’s fair market value on the date of grant, measured by the closing market price of the underlying share on the date of the grant.

Prior to 2004, the majority of our stock option grants to officers were Incentive Stock Options, also known as ISOs, whereas our grants to directors were of nonqualified stock options. Beginning in 2004, we granted nonqualified stock options to both directors and officers. The options we have granted have vested immediately. All of our option grants have historically given the recipient not more than ten years from the grant date to exercise them. For more information on outstanding stock option grants, see the tables on pages 2, 17 and 22, as well as the accompanying footnotes and narrative.

While we do not plan to make regular stock options grants to our existing management in the near future, we may grant stock options at date of hire to executives with high potential and to other individuals who we believe can have a significant impact on our future performance.

Restricted Stock. Our current compensation strategy calls for grants of shares of DNB stock to be made each year to eligible participants based on the achievement of pre-established corporate and individual performance goals over the previous year’s performance period. Recipients’ rights to these shares are subject to vesting, and their right to resell the shares is subject to restrictions, as described below. We have taken the time to identify our top-performing and high potential executives who will figure prominently in our future. As a result of this effort, we have granted restricted shares in order to retain and motivate these key executives and employees to produce results in accordance with our business plan and to improve future results.

Our current plans for grants of restricted shares have three goals:

-	To provide a viable retention mechanism for our top-performing executives.

-	To focus each executive on his or her own department’s effective delivery of profitable results.

-	To deliver competitive compensation at or above the median for superior performance.

The restricted share award program involves awards to high-impact and high-potential executives who are included in grants in order to retain and motivate them over the coming years and provide a core of top-performing executives for the Bank’s future. The shares we grant are called restricted shares because the shares do not vest immediately. If a participant leaves the Bank before the shares are vested, he/she will forfeit the unvested amount. In addition, the recipient will be contractually prohibited from reselling the shares for a period following the time that they become vested. Currently, the period we have set for restriction on resale is two years. The grants are subject to 3-year cliff vesting, meaning that a recipient does not have a right to any shares under the grant unless and until the recipient has continued to be employed by us for 3 years after the grant of the award. From time to time, this group and the terms of the program will change, but our overall goal for the program is to provide a competitive award to keep the total direct compensation package for our top executives at least at the competitive median, commensurate with performance. Participants also have the right to receive dividends based on their holdings.

For more information on our grants of restricted shares, see the discussion of the Incentive Equity and Deferred Compensation Plan under “Management Compensation” at page 24. For more information on outstanding awards of restricted stock, see the tables on pages 2 and 17 and the accompanying footnotes and narrative.

Other Compensation - Change in Control Benefits. We offer certain basic compensation protections to our directors and executive officers in connection with the overall risk relating to change in control of our company. We do this to try to help them remain focused on implementing our long-term strategies without undue concern for the impact on their positions that might arise from the risk that the control of our company changes ownership.

Our senior officers each signed amended and restated change in control agreements in December 2006. Among other changes, the new agreements adjusted the base on which severance compensation would be calculated in response to our increasing emphasis on incentive compensation as an important part of Total Direct Compensation, rather than just base salary as the dominant component of compensation. The agreements continue to implement a scaling of compensation to reflect the degree to which an officer’s performance is critically important to reaching our financial goals. We anticipate that the Committee will continue to monitor these agreements and that it may make further adjustments to them in the future to reflect any developments in our compensation philosophy or methods or if circumstances otherwise warrant.

The current change in control agreements provide for payment after a change in control if a director or officer is terminated without cause or if the director or officer resigns with good reason. The key circumstances in which a director or executive officer could resign with good reason after a change in control include:

-	Assignment of duties to the executive or director inconsistent with the prior position.

-	Removal of the executive or director from his/her prior position.

-	A reduction in base annual salary, bonus, and/or benefits.

-	In the case of a director, a failure to receive increases in compensation at least equal to other directors for comparable services.

-	In the case of an executive, a relocation of the executive’s workplace outside of Chester County.

We selected these events for triggering a severance payment, but only if a change in control has occurred before the triggering event occurs, because we feel that these are typical scenarios in which a new employer in a change of control situation might attempt to avoid the severance payment that would be triggered if the new employer simply terminated the executive’s or director’s service without cause. In cases where the changes proposed by a new employer are consistent with an intention to retain an executive with the ongoing enterprise, we anticipate that agreements can be reached with executives on an individual basis to establish a new employment relationship on mutually satisfactory terms.

For more information on change in control benefits, see the discussion of “Change in Control Agreements” under “Management Compensation” at page 15. For more information on potential change in control benefits and payments, see the table on page 19 and the accompanying footnotes and narrative.

Other Compensation - Perquisites. Consistent with our pay-for-performance compensation philosophy, we do not provide executive perquisites for officers. However, the Committee in its discretion may revise, amend or add to the officer's executive benefits and perquisites if it deems it advisable from a Total Compensation perspective.

Other Compensation - Retirement Benefits Generally. The Committee assesses the need for this component primarily by reference to peer group practices and competitive norms. In general, we believe that our existing defined contribution employee benefit plan provide a good base of retirement benefit opportunity for our officers as well as other employees. In addition, the Committee recognizes the need to encourage deferral of compensation on a voluntary basis by both executives and directors as a means of helping them to save additional amounts for retirement. To that end, we have recently established a deferred compensation plan for our executive management and directors. Please refer to our discussion of the deferred compensation plans below. The Committee is cognizant of and periodically reviews current research on retirement plan replacement ratios in order to attract and retain top executive talent. In this connection, the Committee recognizes the potential need for supplemental executive retirement benefits to attract and retain top executive talent, especially where that talent is hired in the mid- or late stages of a successful career and will continue to consider appropriate supplemental plans where appropriate to achieve our managerial and financial goals.

For more information on retirement benefits for our executive officers, see the discussion of “Retirement Plans” under “Management Compensation” on pages 26-30. For more information on retirement benefits and payments, see the table on page 18 and the accompanying footnotes and narrative.

Other Compensation - Retirement Benefits - SERP for the Chairman and CEO. In December 2006, we adopted a Supplemental Executive Retirement Plan for William S. Latoff, our Chairman and CEO, because, in accepting the top position with us, he was required to abandon his direct involvement in several other business interests. He was hired in 2004 at the age of 57 while actively involved in an already-distinguished career managing other business enterprises. A full-time commitment to our enterprise deprives him of an opportunity to accrue a meaningful retirement benefit from his other business enterprises. In addition, the Committee wanted to establish an additional competitive incentive to induce Mr. Latoff to remain with the Bank as we address important strategic objectives in a very difficult competitive environment.

The Committee decided to require a 5-year period of service in order to accrue a full supplemental award, even though Mr. Latoff had several years’ service on the Board prior to becoming a full-time employee of DNB First. The amount of the award is intended to constitute at least 20% of Mr. Latoff’s base salary projected to age 70 and to be payable for 10 years to him or his beneficiary(ies). The Committee felt that this is a competitive award based on peer group information that it has received during the year and was an achievable goal given Mr. Latoff’s age at the time.

For more information on the Supplemental Executive Retirement Plan for William S. Latoff, see the discussion under “Management Compensation” at page 27. For more information on contributions by us and payments to Mr. Latoff under the plan and other related matters, see the tables on pages 15 and 18 and the accompanying footnotes and narrative.

Other Compensation - Deferred Compensation.  In 2006, we adopted a Non-Qualified Deferred Compensation Plan for our executives and directors, pursuant to which they may elect to defer receipt of base salary, annual incentives, or other awards in the case of executives and directors’ fees or meeting stipends in the case of directors. Amounts that are deferred are credited to the participant’s account under a “rabbi” trust agreement. The amounts credited to each participant will change in value based upon changes in the market value of our stock. We adopted this plan to enable our executives and directors to defer receipt, and hence defer taxability, of portions of their compensation over time in order to build their retirement accumulations. The Committee’s research convinced the Committee that this type of deferred compensation plan is consistent with best practices in the banking industry for attracting, motivating, rewarding and retaining directors and executive officers.

The plan further encourages executives and directors to save by deferring their pay by providing a 10% premium for compensation deferred in stock into the Plan. The Committee believes this 10% premium on deferred compensation will also incentivize them to build long-term value for our stock in order to reward themselves to the extent our shareholders are rewarded. Furthermore, as they receive incentive compensation, the plan provides that it will be paid in our common stock, which will further increase the executive’s shareholder stake.

This plan recognizes the fact that many of the executives who can have a significant impact upon the future of DNB First have been and will be hired in mid-career or in the later stages of their careers and therefore it is even more important that they have a deferral vehicle available to prudently save portions or all of their Annual Incentive awards, as well as base salary. The Plan is also designed to better align their interests with those of our shareholders.

For more information on our Deferred Compensation Plan for Officers, see the discussion under “Management Compensation” at page 24. For more information on deferred compensation for named executive officers, see the tables on pages 15 and 18 and the accompanying footnotes and narrative.

Director Compensation.  To date, DNB Financial Corporation has not paid any separate compensation for Director duties to executive officers who are also Directors. We do not presently expect to pay separate compensation to our executive officers (who are also officers of DNB First) in the future. We do expect to pay compensation to our non-employee directors (“Outside Directors”) in the future. Compensation of Outside Directors is established by the board, upon recommendation of the Benefits & Compensation Committee. Directors who are employed by DNB First are not entitled to additional compensation for board or committee service. Outside Directors receive compensation according to the table on page 21; however, no separate compensation will be paid to a director of DNB First who attends a board meeting that is held jointly with a board or committee meeting of DNB Financial Corporation. Each committee is a committee of the Bank and the Corporation.

In addition to cash fees, Outside Directors are also eligible to receive compensation in the form of DNB Financial Corporation common stock under the Corporation’s 1995 Stock Option Plan (as amended and restated as of April 27, 2004) (The “Stock Option Plan”) or the Incentive Equity and Deferred Compensation Plan (The” Incentive Equity Plan”) adopted on November 24, 2004 (collectively, the “Plans”). Under The Stock Option Plan, each Outside Director may be awarded Stock Options. Under the Incentive Equity Plan, each Outside Director may be awarded Stock Options, Restricted Stock Awards of the Corporation’s common stock, or one of several other forms of equity compensation. There were no Stock Options or Restricted Stock Awards granted in 2006. Shares of common stock under both Plans issued prior to December 31, 2006 vested immediately, but are generally not transferable by a director. In the event of a director’s death, shares of common stock held in his or her name will be issued to his or her beneficiary. All transfer restrictions will lapse upon a change in control, as that term is defined in the Plans. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Plans as on all other shares of DNB Financial Corporation common stock outstanding.

Outside Directors may defer all or a part of their director compensation in accordance with the terms of the Deferred Compensation Plan for Directors of DNB Financial Corporation (adopted effective October 1, 2006). Under this plan, a director may defer retainer, meeting fees and Restricted Stock Awards until such time as the director ceases to be a member of the Board of Directors. DNB Financial Corporation Common Stock is the only available investment option under this Plan. DNB will allocate to a deferred compensation account for the participant that number of shares of DNB common stock having a fair market value, on the last day of the month in which such compensation would have been paid in absence of the deferral election, equal to 110% of the amount of compensation the participant has elected to defer. No member of the Board of Directors was a participant in the Deferred Compensation Plan for Directors of DNB Financial Corporation in 2006.

Changes to Director Compensation in 2006.

During the fourth quarter of 2006, the Benefits & Compensation Committee and the Board of Directors approved annual grants to Outside Directors, giving them a choice of 2,000 non-qualified options or 500 restricted shares. It is anticipated that Stock Options granted after December 31, 2006 will cliff vest over three years and that once the option is exercised, there will be a two-year restriction on the sale of such shares. It is also anticipated that Restricted Stock Awards granted after December 31, 2006 will cliff vest after three years and that once the Shares are issued, there will be a two-year restriction on the sale of such shares.

For more information on Director Compensation, see the tables on pages 21 and 22 and the accompanying footnotes and narrative.

BENEFITS & COMPENSATION COMMITTEE REPORT

The Benefits & Compensation Committee held seven meetings during fiscal year 2006. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

THE BENEFITS & COMPENSATION COMMITTEE
James H. Thornton, Chairman
James J. Koegel
William S. Latoff
Thomas A. Fillippo

MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (2) the change in pension value and non-qualified deferred compensation earnings during the year; (3) all other compensation for the year; and, finally, (4) the dollar value of total compensation for the year.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (2)	All Other Compen-sation ($) (5)	Total ($)

William S. Latoff	2006	257,567	60,000	180,897	10,448	508,912
Chairman & CEO
William J. Hieb	2006	175,146	40,000	—	9,990	225,136
President & COO
Bruce E. Moroney	2006	125,131	15,000	4,469	7,012	151,612
Executive V.P. & CFO
Ronald K. Dankanich	2006	122,260	18,000	12,490	6,972	159,722
Executive V.P. - Operations
Richard J. Hartmann	2006	113,949	14,000	—	6,009	133,958
Executive V.P. - Retail
C. Tomlinson Kline III	2006	124,023	7,500	—	6,635	138,158
Senior V.P. - Commercial Lending
Albert J. Melfi (3)	2006	23,000	20,000	—	2,099	45,099
Executive V.P. & Chief Lending Officer
Thomas M. Miller	2006	154,540	18,000	—	8,533	181,073
Former First E.V.P. & Chief Lending Officer (4)

(1)
The columns disclosing Stock Awards, Option Awards and Non-Equity Incentive Plan Compensation, have been omitted from the table because no officer earned any compensation during 2006 of a type required to be disclosed in those columns.

(2)
The compensation accrued to Mr. Latoff’s benefit during 2006 under a Supplemental Executive Retirement Plan dated December 20, 2006.  For a summary of the terms of the plan, see “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” at pages 27 to 30 of this Proxy. The compensation accrued to Messrs. Moroney’s and Dankanich’s benefit during 2006 under the Bank’s Pension Plan. For a summary of the terms of the plan, see the discussion on page 26 of this Proxy.

(3)	Mr. Melfi’s 2006 wages are for a partial year as he joined the Company in November, 2006. Mr. Melfi received a $20,000 signing bonus.

(4)	Mr. Miller resigned effective December 31, 2006.

(5)	Includes the following payments we paid on behalf of the following executives:

Name & Principal Position	Company Contributions to Defined Contribution Plans (1)	Insurance Premiums (2)
William S. Latoff	9,679	769
William J. Hieb	9,221	769
Bruce E. Moroney	6,306	706
Ronald K. Dankanich	6,265	707
Richard J. Hartmann	5,345	664
C. Tomlinson Kline	5,919	717
Albert J. Melfi	1,290	809
Thomas M. Miller	7,764	769

(1) The contributions paid on the executives’ behalf during 2006 under the Bank’s 401(k) Retirement Savings and Profit-Sharing Plan.  For a summary of the terms of the plan, see the description on page 27 of this Proxy.

(2) The insurance premiums paid on the executives’ behalf during 2006 under the Bank’s Insurance plans available to all employees.  For a summary of the terms of the plans, see the description on page 27 of this Proxy.

GRANT OF PLAN-BASED AWARDS TABLE

The table disclosing grants of plan-based awards during 2006 for named executive officers is omitted because no named executive officer received such awards in 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE - OFFICERS

The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards (2)			Stock Awards (3)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William S. Latoff	1,796	22.72	06/30/2008	4,630	92,600
Chairman & CEO	1,795	18.27	06/30/2009
	1,794	9.69	06/30/2010
	1,793	11.72	06/30/2011
	1,793	17.67	06/30/2012
	1,793	19.60	06/30/2013
	24,255	25.49	04/17/2015
	17,850	18.38	12/21/2015

William J. Hieb	6,615	23.92	12/21/2014	3,638	72,760
President & COO	16,800	18.38	12/21/2015

Bruce E. Moroney	3,591	22.72	06/30/2008	992	19,840
Executive V.P. & CFO	3,592	18.27	06/30/2009
	3,590	17.67	06/30/2012
	2,756	23.92	12/21/2014
	4,200	18.38	12/21/2015

Ronald K. Dankanich	3,591	22.72	06/30/2008	992	19,840
Executive V.P. - Operations	3,592	18.27	06/30/2009
	3,590	17.67	06/30/2012
	2,756	23.92	12/21/2014
	4,200	18.38	12/21/2015

Richard J. Hartmann	1,050	18.38	12/21/2015
Executive V.P. - Retail

C. Tomlinson Kline III	5,215	23.92	12/21/2014	496	9,920
Senior V.P. - Commercial Lending	1,050	18.38	12/21/2015

Thomas M. Miller	11,025	23.92	12/21/2014
Former First E.V.P. & Chief	7,350	18.38	12/21/2015
Lending Officer

(1)
The columns disclosing number of securities underlying unexercised options that are unexercisable, equity incentive plan awards: number of securities underlying unexercised unearned options, equity incentive plan awards: number of unearned shares, units, or other rights that have not vested and equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested have been omitted from the table because no officer earned any compensation during 2006 of a type required to be disclosed in those columns.

(2)
The stock options granted to each executive officer prior to 2006, were granted under the Corporation’s 1995 Stock Option Plan.  For a summary of the terms of the plan, see the description on page 24 of this Proxy.

(3)
The stock awards granted to each executive officer prior to 2006, were granted under the Corporation’s Incentive Equity and deferred Compensation Plan for Officers and Directors.  For a summary of the terms of the plan, see the description on page 24 of this Proxy.

OPTION EXERCISES AND STOCK VESTED TABLE - OFFICERS

The table disclosing exercises of stock options and vesting of restricted stock during 2006 for named executive officers is omitted because no named executive officer had any vested options in 2006, no named executive officer exercised any options in 2006, and no stock awards vested in 2006.

PENSION BENEFITS TABLE -2006

The table disclosing the actuarial present value of each named executive officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each named executive officers during the year is set forth below. The other retirement plan available to named executive officers in 2006 was the Company’s qualified 401(k) savings and retirement plan, which is available to all employees.

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
William S. Latoff Chairman & CEO	Supplemental Executive Retirement Plan	2	180,897	—

Bruce E. Moroney Executive V.P. & CFO	DNB First Retirement Plan	12	76,931	—

Ronald K. Dankanich Executive V.P. - Operations	DNB First Retirement Plan	31	213,669	—

(1)   The compensation accrued to Mr. Latoff’s benefit during 2006 under a Supplemental Executive Retirement Plan dated December 20, 2006.  For a summary of the terms of the plan, see “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” at pages 27 to 30 of this Proxy. The compensation accrued to Messrs. Moroney’s and Dankanich’s benefit during 2006 under the Bank’s Pension Plan. For a summary of the terms of the plan, see the discussion on page 26 of this Proxy.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, each named executive officer’s withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2006, no named executive officer elected to defer 2006 compensation into the Deferred Compensation Plan adopted on October 1, 2006.

Officer Employment Agreements

Except as described in this Proxy Statement, none of the named executive officers of the Corporation has an employment agreement with the Corporation.

In the Corporation’s letter to Mr. Albert J. Melfi, Jr., offering him employment, the Corporation agreed to pay Mr. Melfi a minimum $15,000 guaranteed bonus for year 2007, payable in accordance with normal plan distribution rules. The Corporation also agreed to cover the cost of Mr. Melfi’s COBRA payments (less the amount that he would contribute for the same plan with the Corporation) to his previous employer's insurance provider until Mr. Melfi becomes eligible to participate in the Corporation's health insurance program. Mr. Melfi became eligible to participate in the Corporation’s health insurance program on February 20, 2007.

In the Corporation’s letter to Gerald F. Sopp, offering him employment, the Corporation agreed to pay Mr. Sopp a minimum $10,000 guaranteed bonus for year 2007 payable in accordance with normal plan distribution rules. The Corporation also agreed to cover the cost of Mr. Sopp’s COBRA payments (less the amount that he would contribute for the same plan with the Corporation) to his previous employer's insurance provider until Mr. Sopp becomes eligible to participate in the Corporation's health insurance program. Mr. Sopp will become eligible to participate in the Corporation’s health insurance program on April 3, 2007.

Officer Change of Control Agreements

Effective May 5, 1998 the Corporation and the Bank (the Corporation and the Bank are sometimes referred to herein for this purpose as the “Company”) entered into Change of Control Agreements (individually referred to as an “Agreement” or collectively referred to as the “Agreements”) with Messrs. Dankanich and Moroney in order to provide the executive officers with severance payments as additional incentive to induce the executive officers to devote their time and attention to the interest and affairs of the Company. The Company entered into similar agreements with Mr. Hieb on April 28, 2003, Mr. Kline on October 18, 2004, Mr. Latoff on December 17, 2004 and Mr. Hartmann on January 25, 2006. These Change of Control Agreements were amended and restated on December 20, 2006. The Company entered into a Change of Control Agreement similar to these amended and restated Change of Control Agreements with Mr. Melfi on December 20, 2006.

As amended and restated, the change in control agreement with each executive officer obligates the Company to pay the executive officer, upon a termination of his employment with the Company after a “change in control” (as defined in the agreement), either by the Company other than for “cause” (as defined in the agreement), or by him for “good reason” (as defined in the agreement), “Base Severance” in an amount equal to a designated multiple of his “Total Annual Cash Compensation.” For Mr. Latoff, the multiple is 2.99. For Mr. Hieb, the multiple is 2.00. For Mr. Melfi, the multiple is 1.5. For each of the other executive officers, the multiple is 1.00. These payments and the value of these benefits, including payments under all other plans which the executives participate in, would be estimated to total $182,551 for Mr. Dankanich, $182,462 for Mr. Moroney, $561,172 for Mr. Hieb, $148,079 for Mr. Kline, $2,082,000 for Mr. Latoff (under the provisions of his change in control agreement SERP as in force on December 31, 2006), $133,958 for Mr. Hartmann and $319,425 for Mr. Melfi, applying the assumptions that the triggering event took place on December 31, 2006. Mr. Miller, the Company’s former First Executive Vice President and Chief Lending Officer resigned during 2006 and no payments were triggered under his Change in control Agreement, which is no longer in force.

The agreement defines an executive officer’s “Total Annual Cash Compensation” as the sum of two elements:

(I)
The aggregate amount of (i) salary, (ii) the Company’s cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company’s qualified defined contribution retirement plans, that was payable to or for the benefit of the executive officer at any time during a designated period ended prior to the time the executive officer becomes entitled to severance payments (the “Base Element”). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For the other executive officers, this period is the most recent full fiscal year of the Company.

(II)
The aggregate cash bonuses that have been earned by the executive officer for performance by the executive officer during a designated period ended prior to the time the executive officer becomes entitled to severance payments, but any bonus shall only be included in the foregoing to the extent it has been finally approved and fixed as to amount at the time the executive officer becomes entitled to severance payments (the “Bonus Element”). For Mr. Latoff, this figure is averaged and the period over which the average is determined is the three most recent fiscal years. For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For the other executive officers, this period is the most recent full fiscal year of the Company.

The severance payment is to be made in a lump sum within 1 calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. For each of the executive officers other than Mr. Latoff, if the severance payment or payments under the agreement, either alone or together with other payments which the executive officer has the right to receive from the Company, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)

or any successor provision, such lump sum severance payment is to be reduced to the largest amount as will result in no portion of the lump sum severance payment under the agreement being subject to the excise tax imposed by Section 4999 of the Code. For Mr. Latoff, if, as a result of payments provided for under the agreement, together with all other payments in the nature of compensation provided to or for the benefit of Mr. Latoff under any other plans or agreements in connection with a Change in Control, Mr. Latoff becomes subject to excise taxes under Section 4999 of the Code, then, in addition to any other benefits provided under or pursuant to the agreement or otherwise, the Company will be obligated to pay to Mr. Latoff at the time any such payments are made under or pursuant to his change of control agreement or other plans or agreements, an amount equal to the amount of such excise taxes (this is referred to in the Agreement as the “Parachute Tax Reimbursement”). In addition, the Company is obligated to “gross up” any Parachute Tax Reimbursement by paying to Mr. Latoff at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that are or will be payable by Mr. Latoff as a result of the Parachute Tax Reimbursement being paid or payable to Mr. Latoff and as a result of such additional amounts paid or payable to Mr. Latoff for the Parachute Tax Reimbursement or its gross-up, such that after payment of such additional taxes Mr. Latoff shall have been paid on a net, after-tax basis an amount equal to the Parachute Tax Reimbursement. These tax-related amounts are to be computed assuming that Mr. Latoff is subject to each tax at the highest marginal rate. If more than one agreement or plan provides for a Parachute Tax Reimbursement and a gross-up for Mr. Latoff, he is to receive only one Parachute Tax Reimbursement.

Each agreement also provides for payment of the executive officer’s health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) for a designated period after termination of employment. For Mr. Latoff, this period is 18 months. For the other executive officers, it is 12 months.

The change of control agreements define a “change in control” as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates.

The change of control agreements define termination for “cause” as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Company’s affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by the executive officer of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the executive officer's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the executive officer in reliance upon an approving opinion of counsel to the Company or counsel to the executive officer shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of the executive officer and the standards prevailing in the banking industry.

An executive officer shall be deemed to have "good reason" for terminating his employment under his change of control agreement if he terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a

"change in control" (as defined in the agreement): (i) the assignment to the executive officer of any duties inconsistent with the executive officer's positions, duties, responsibilities, titles or offices with the Company as in effect immediately prior to a change in control of the Company, (ii) any removal of the executive officer from, or any failure to re-elect the executive officer to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by the Company in the executive officer's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the executive officer's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of senior vice president or above, or (iv) any purported termination of the executive officer's employment with the Company when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of the executive officer’s workplace outside of Chester County, Pennsylvania.

DIRECTOR COMPENSATION TABLE

The Corporation has compensated its directors for their services and expects to continue this practice. Information relating to the compensation of DNB First’s directors during 2006 is set forth below.
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Thomas A. Fillippo	19,398	—	19,398
Mildred C. Joyner	20,380	—	20,380
James J. Koegel	29,680	—	29,680
Eli Silberman (2)	23,880	60,000	83,880
James H. Thornton	29,680	—	29,680

(1)
The columns disclosing stock awards, option awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings, and all other forms of compensation have been omitted from the table because no director earned any compensation during 2006 of a type required to be disclosed in those columns.

(2)
During 2006, the Corporation has paid an aggregate of $60,000 in consulting fees to TSG, Inc., a corporation owned by Eli Silberman, a director of the Corporation, for public relations and marketing services rendered to the Corporation and the Bank. On December 20, 2006, the Bank signed an agreement with TSG, Inc. for $30,000 for similar services to be provided in 2007.

Annual Fees:
Cash Retainer (all members)	$15,380
Equity Compensation (all members)	—
Committee Chairman:
Audit Committee	7,000
All Other Committees	5,000
Fee for a Director who Chairs more than one Committee	2,500

Per-Meeting Attendance Fees:
Board meetings (all members)	$—
Committee meetings
On Site	500
Telephonic	300

(1)	For a summary of the Compensation paid to Directors, see the description on page 13 of this Proxy.

Outstanding Equity Awards At Fiscal Year End - Directors

The following table sets forth information on outstanding options held by the Directors at December 31, 2006, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.
Name	Option Awards (1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mildred C. Joyner	3,307			25.49	04/17/2015
	2,625			18.38	12/21/2015

James J. Koegel	6,063			25.49	04/17/2015
	2,625			18.38	12/21/2015

Eli Silberman	635			19.60	06/30/2013
	6,063			25.49	04/17/2015
	2,625			18.38	12/21/2015

James H. Thornton	1,876			12.43	06/30/2007
	1,796			22.72	06/30/2008
	1,795			18.27	06/30/2009
	1,794			9.69	06/30/2010
	1,793			11.72	06/30/2011
	1,793			17.67	06/30/2012
	1,793			19.60	06/30/2013
	6,063			25.49	04/17/2015
	2,625			18.38	12/21/2015

(1)  The stock options granted to each director prior to 2006, were granted under the Corporation’s 1995 Stock Option Plan.  For a summary of the terms of the plan, see the description on page 24 of this Proxy.

Option Exercises and Stock Vested - Directors

The table disclosing exercises of stock options and vesting of restricted stock during 2006 for Directors is set forth below.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (2) ($)
James H. Thornton (3)	1,628	19,571

(1)
The columns disclosing stock awards, numbers of shares acquired on vesting and value realized on vesting have been omitted from the table because no director earned any compensation during 2006 of a type required to be disclosed in those columns.

(2)
The dollar value in this column has been determined by multiplying the number of shares in the first column by the difference between the stock price on the day of exercise and the option exercise price.

(3)

The stock options exercised by Mr. Thornton during 2006, were granted under the Corporation’s 1995 Stock Option Plan.  For a summary of the terms of the plan, see the description on page 24 of this Proxy.

Director Change of Control Agreements

The Corporation has entered into Change of Control Agreements dated November 10, 2005 with James H. Thornton, James J. Koegel, and Eli Silberman, February 23, 2005 with Mildred C. Joyner and February 22, 2006 with Thomas A. Fillippo. The agreement with each director obligates the Company to pay severance to the director, upon a termination of his or her service as a director with the Company under certain circumstances after a “change in control” (as defined in the agreement) or at any time within three years thereafter. The severance is equal to 2.99 times the larger of the aggregate annual cash compensation paid to the director for director services during the last full fiscal year of the Company ending prior to a Change in Control or during any subsequent fiscal year. The severance can be paid if the director’s service is terminated, after a Change in Control, by the Company without “Cause” or by the director for “Good Reason.” The severance will be payable in equal installments over a period of three years following the date of termination of service, subject to withholding of any taxes by the Company as required by applicable law and regulations. Unless the Company shall have elected to pay in more frequent installments, the installments will be paid monthly. If the Company paid the director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of termination, the Company will continue to pay for or reimburse those benefits for one year after the date of termination of service, but in an aggregate amount not exceeding the Company's payments for those benefits in the year preceding the date of termination of service. As with the change of control agreements for executive officers, payments of severance to a director under his or her change of control agreement will be reduced to the extent necessary to avoid a liability for an excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code.

The director change of control agreements define a “change in control” as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of this Agreement), other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company or Bank representing 25% or more of the combined voting power of Company's then outstanding securities; or (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company or the Bank, of the one part, and a third party which contemplates a transaction which would result in a "Change of Control" under paragraphs (1), (2) or (3) of this definition, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the triggering event in question occurs.

The director change of control agreements define termination for “cause” as (i) involuntary termination, prior to the expiration of a regular term of office, of the director's status or services as a director in accordance with the provisions of the Company's articles or bylaws, or by court order or otherwise in accordance with applicable law or regulations, or (ii) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, or willful or intentional breach or neglect by the director of his duties, or (iii) suspension or removal from office or prohibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any regulatory agency, or (iv) willful violation of any law, rule or regulation or final cease-and-desist order or other regulatory agreement, which violation in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company. For purposes of this definition, no act, or failure to act on the director's part shall be considered "willful" unless done, or omitted to be done, by the director without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the director in reliance upon an approving opinion of counsel to the Company or counsel to the director shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, the Company will have the burden of proof with regard to the acts or omission of the director and the standards prevailing in the banking industry.

An director will be deemed to have "good reason" for terminating his or her employment under his or her change of control agreement a director will be deemed to have "Good Reason" for causing a termination of his or her services as director if the termination occurs within one year after any of the following events has occurred without the directors consent: (i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for director services during any fiscal year of the Company, as compared to the greater of the aggregate annual compensation paid to the director during the Company’s most recent full fiscal year to be completed before the Change in Control, the aggregate annual compensation paid to the director during any later fiscal year; or (ii) the Company's failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors in their compensation for comparable services as director; (iii) the imposition by the Company of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

Stock Option Plan

At the Corporation’s Annual Meeting in 2004, the Stockholders of the Corporation approved the Corporation’s 1995 Stock Option Plan (as amended and restated, effective as of April 27, 2004) (the “Stock Option Plan”). In approving the amendment and restatement of the Stock Option Plan at the 2004 Annual Meeting, the Corporation’s Stockholders approved the availability of 200,000 additional shares of the Corporation’s Common Stock (to permit an aggregate maximum of 612,732 shares) to be issued upon the exercise of incentive and non-qualified stock options that the Board of Directors may grant to employees and Directors of the Corporation and the Bank. In addition to increasing the number of shares that may be issued on option exercises, the Stockholders also approved amendments to (i) incorporate the possibility for Board of Directors’ approval of “immaculate cashless” exercises of Stock Options, (ii) eliminate a formula requirement for annual grants of Stock Options to directors of the Corporation, (iii) extend the term of the Stock Option Plan to April 27, 2014, (iv) provide for the possibility that the Stock Option Plan could be administered by a Committee of the Board, (v) permit optionees to elect to have withholding taxes paid in shares of Common Stock, and (vi) grant greater flexibility to the Board of Directors in administering the Plan.

Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed 10 years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed 5 years.

Incentive Equity and Deferred Compensation Plan

The Corporation’s Incentive Equity and Deferred Compensation Plan (the “Omnibus Plan”), which has not been approved by the Corporation’s shareholders, provides for grants of stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and unrestricted stock (“Unrestricted Stock”) (Awards of Restricted Stock and Unrestricted Stock are sometimes referred to as “Stock Awards”), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation (“Deferred Compensation”) (these are sometimes referred to below as “Awards”). Under the Incentive Equity and Deferred Compensation Plan (in this discussion sometimes referred to as the “Plan”), Awards may be granted either alone or in addition to or in tandem with another Award. The Board of Directors may amend or terminate the Incentive Equity and Deferred Compensation Plan, except as limited or prohibited by applicable law or regulations.

Under the Plan, Unrestricted Stock awards can be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock. The Incentive Equity and Deferred Compensation Plan permits Stock Awards qualifying as “performance-based compensation” under Section 162(m) of the Code to certain participants that qualify as “covered employees” under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock Awards qualifying as “performance-based compensation” under Section 162(m).

The Plan permits participants to elect to defer receipt of all or any part of a participant’s annual salary, bonus, director’s fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an Award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account (“Deferred Compensation Account”) on the books of the Corporation for each electing participant. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Incentive Equity and Deferred Compensation Plan. The accounts of multiple participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account.

Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to 10 years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant’s employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a “change in control” of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director’s Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant’s Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant’s family member, or the loss of the participant’s property due to casualty or other extraordinary circumstance.

Incentive Equity and Deferred Compensation Plans for Officers and Directors

Under the Omnibus Plan, DNB has also established the Deferred Compensation Plan for Directors of DNB Financial Corporation adopted effective October 1, 2006 (the “Directors Plan”) and the DNB Financial Corporation Deferred Compensation Plan adopted effective October 1, 2006 (the “Officers Plan”) (individually, a “Plan” and collectively, “Plans”).

The Directors Plan permits a non-employee director of DNB or any of its direct or indirect subsidiaries to defer all or a portion of the compensation payable to the director for his or her services as a member of the board of DNB or a subsidiary and committees thereof. The Officers Plan permits an eligible officer to elect to defer up to fifty percent (50%) of the regular salary otherwise payable to the eligible officer and all or a portion of any annual or other periodic bonus otherwise payable to the eligible officer. The Omnibus Plan contains provisions governing the Directors Plan and the Officers Plan, which are subject to the Omnibus Plan except to the extent they provide otherwise.

Pursuant to the applicable Plans, DNB will provide eligible officers and non-employee directors the opportunity to enter into agreements for the deferral of a specified percentage of their annual compensation and/or bonus award. The obligations of DNB to pay compensation that is deferred under the Plans, which are called Deferred Compensation Obligations in the registration statement, will be unsecured general obligations of DNB to pay the deferred compensation in the future in accordance with the terms of the applicable Plans, and will rank pari passu with other unsecured and unsubordinated indebtedness of DNB, from time to time outstanding. There is no trading market for the Deferred Compensation Obligations. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under any of the Plans will be null and void. The Deferred Compensation Obligations are not convertible into any other security of DNB. The amount of compensation to be deferred by each participating officer or non-employee director, and hence the amount of the Deferred Compensation Obligations owed to each participant and to participants in the aggregate will be determined in accordance with the Plans based on elections to be made in the future by each participant.

The Plans require that amounts credited to an eligible director’s deferred compensation account must be payable no later than the earlier of: (i) the date as of which the director separates from service with DNB, within the meaning of Section 409A of the Code; or (ii) the director’s attainment of age 75. The Plans require that amounts credited to an eligible officer’s deferred compensation account must be payable no later than the date as of which the officer separates from service with DNB. Subject to these requirements, a participant may designate an earlier distribution date at the time he or she elects to defer compensation. This earlier distribution date may be either (a) the director’s or officer’s attainment of a specified age or (b) a specified date. A single designation must apply to the entire balance of the participant’s deferred compensation account.

While the Plans permit a participant to change this earlier distribution date from time to time, the new early distribution date a participant selects in any change cannot be less than 12 months after the date the participant makes that change, and the first payment as a result of the new designation cannot be made earlier than five (5) years after the date the first payment would have been made before the participant changed the early distribution date.

A participant may elect to have distributions made from his or her deferred compensation account in the form of a lump sum, or in annual installments for a period of up to ten (10) years. The first distribution payment is to be made on or about January 15 of the calendar year following the calendar year in which the distribution event occurs.

Each participant has the right to designate one or more persons as beneficiary to receive the balance of the participant’s deferred compensation account on the participant’s death. A participant may, from time to time, revoke or change the beneficiary designation by filing a new designation with DNB. The last designation received by DNB in accordance with the applicable Plans will be controlling as long as DNB receives it prior to the participant’s death. If no beneficiary designation is in effect at the death of a participant, or if no designated beneficiary survives the participant, the balance of the participant’s deferred compensation account will be made to the participant’s estate.

All elections and designations must be made in accordance with the terms of the respective Plans.

The Plans permit the board of directors or administering committee to authorize distribution of all or a portion of a participant’s deferred compensation account in advance of the elected deferral date upon request of the participant if the board of directors or administering committee determines that the participant has experienced an unforeseeable emergency, within the meaning of Section 409A of the Internal Revenue Code.

Pension Plan

The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the “Pension Plan”) covering all employees of the Bank, including officers, who have been employed by the Bank for 1 year and have attained 21 years of age. The Pension Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly base salary, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest 5 consecutive years of their last 10 years of service.

Effective December 31, 2003, the Bank amended its Pension Plan so that no participants will earn additional benefits under the Pension Plan after December 31, 2003. As a result of this amendment, no further service or compensation will be credited under the Pension Plan after December 31, 2003. The Pension Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement.

During 2007, management does not anticipate that the Bank will make a contribution for the 2006 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Pension Plan for the remainder of their life.

The following table shows the estimated annual retirement benefit payable pursuant to the Pension Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last 5 years of employment and whose benefit will be paid for the remainder of his life.

	Amount of Annual Retirement Benefit
Average	with Credited Service of:
Annual Earnings	10 Years	20 Years	30 Years	40 Years

$25,000	$3,750	$7,500	$11,250	$15,000
50,000	7,500	15,000	22,500	30,000
75,000	11,250	22,500	33,750	45,000
100,000	15,000	30,000	45,000	60,000
125,000	18,750	37,500	56,250	75,000
150,000	22,500	45,000	67,500	90,000
175,000	26,250	52,500	78,750	105,000
200,000	30,000	60,000	90,000	120,000

401(k) Retirement Savings and Profit Sharing Plan

During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l (k) of the Internal Revenue Code of 1986. Prior to January 1, 2004, employees became eligible to participate after 6 months of service, and would thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. Effective July 1, 2005 all employees, with the exception of on-call employees, were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. In general, amounts held in a participant’s account are not distributable until the participant terminates employment with the Bank, reaches age 59½, dies or becomes permanently disabled.

Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. Effective July 1, 2007 the Bank amended the plan to allow after-tax contributions to be made as well. The contributions are subject to the same limitations. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant’s annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation’s matching contributions to the 40l (k) plan for 2006 was $94,049. Beginning January 1, 2005, the Bank adopted a safe harbor provision for the plan which requires a 3% qualified non-elective contribution to be made to any employee with wages in the current year. Vesting in these qualified non-elective contributions is 100% at all times.

In 2004, the Bank added a profit-sharing feature to the retirement savings plan under which it began making contributions in 2005 for the 2004 plan year equal to 3% of eligible participants’ W-2 wages. Under this feature of the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to be credited with the profit-sharing contribution for any year, an employee must be employed on the last day of the plan year.

Insurance

All eligible fulltime employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of the major medical and the prescription drug plan, in which there is costsharing and a co-payment required by the employees.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

On December 20, 2006, the Board of Directors of DNB Financial Corporation approved a Supplemental Executive Retirement Plan (also known as a SERP) for its Chairman and Chief Executive Officer, William S. Latoff. The purpose of the SERP is to provide Mr. Latoff a pension supplement beginning at age 70 for 10 years in approximately equal amounts each year and to compensate him for the loss of retirement plan funding opportunities from his other business interests because of his commitments to DNB as Chairman and CEO. Mr. Latoff was age 55 when DNB hired him as Chairman and CEO. Pursuant to the SERP, DNB proposes to make annual contributions of $70,000 prior to December 31 each year, commencing in 2006, until 2018, the year in which Mr. Latoff turns age

70, for a total of 13 installments. These contributions will be funded under a Trust Agreement (also known as a rabbi trust) between DNB Financial Corporation, as grantor, and its wholly owned subsidiary DNB First, National Association, as trustee, which was also approved by the Board of Directors of DNB Financial Corporation on December 20, 2006. The SERP provides that the adoption of the plan shall not constitute an employment contract between DNB and Mr. Latoff.

Pursuant to the SERP, DNB will direct the trustee to invest the assets of the trust in accordance with written investment directions provided from time to time by Mr. Latoff, or, after his death, the compensation committee of DNB’s Board of Directors. Mr. Latoff or his beneficiary will be entitled to select from a variety of investment to be designated by DNB. The SERP provides that neither DNB, the compensation committee, the trustee, nor their respective employees and agents shall be liable for any losses attributable to the investment selections or changes to them, or a reasonable delay in implementing the selections or changes, or for investment selections made by the compensation committee following his death. The SERP account will be credited monthly with earnings or losses on the balance of the SERP account since the preceding month in accordance with the performance of the investments selected.

At any point in time, Mr. Latoff’s accrued benefit under the SERP will be his vested interest in the balance of the SERP account. Initially, Mr. Latoff’s accrued benefit is equal to 40% of the SERP account balance. Provided that he remains employed continuously by DNB or the Bank through the following dates, he will become 60% vested in the SERP account on December 15, 2007, 80% vested on December 15, 2008 and 100% vested on December 15, 2009. However, the SERP provides that he will become 100% vested in the SERP account if his employment with DNB or the Bank is terminated for reasons other than “Cause” (as defined in the SERP), or if he terminates his employment for “Good Reason” (as defined in the SERP) following a “Change in Control” (as defined in the SERP). He will also become 100% vested in the SERP account if he terminates his employment for Good Reason following the signing of a letter of intent or a formal acquisition or merger agreement between DNB or the Bank, of the one part, and a third party which contemplates a transaction that would result in a Change in Control, but only if the letter of intent or agreement, or the transaction it contemplates, has not been canceled or terminated at the time of his termination for Good Reason. If Mr. Latoff’s employment is terminated for Cause before payments begin, he will forfeit his entire benefit and no payments will be made to him or his beneficiary. If his employment is terminated for Cause after payments begin, no further payments will be made to him or his beneficiary.

The SERP defines “Cause” as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB’s or Bank’s affairs pursuant to a notice or other action by any regulatory agency having jurisdiction over DNB or the Bank, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by Mr. Latoff of his duties, or material breach of any material provision of any agreement between DNB or the Bank and Mr. Latoff pertaining to his employment. For purposes of this definition of “Cause,” no act, or failure to act on Mr. Latoff’s part shall be considered “willful” unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by Mr. Latoff in reliance upon an approving opinion of counsel to DNB or counsel to Mr. Latoff shall not be deemed to be willful. The terms “incompetence” and “misconduct” shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of Mr. Latoff and the standards prevailing in the banking industry.

The SERP defines “Good Reason” as (a) the assignment to Mr. Latoff of any duties inconsistent with Mr. Latoff’s positions, duties, responsibilities, titles or offices with DNB or the Bank as in effect immediately prior to a Change in Control, (b) any removal of Mr. Latoff from, or any failure to re-elect Mr. Latoff to, any of such positions, except in connection with a termination or suspension of employment for Cause, disability, death or retirement, (c) a reduction by DNB or the Bank in Mr. Latoff’s base annual salary, bonus and/or benefits as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in Mr. Latoff’s base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of DNB having the title of executive vice president or above, (iv)

any purported termination of Mr. Latoff’s employment with DNB or the Bank when Cause does not exist, or (v) a relocation of Mr. Latoff’s workplace outside of Chester County.

The SERP defines “Change in Control” as any one or more of the following three events with respect to DNB or the Bank:

(1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor provision) as it may be amended from time to time.

(2) any “persons” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any “person” who on the date hereof is a director of officer of DNB or the Bank, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB or the Bank representing 25% or more of the combined voting power of Company’s or Bank’s then outstanding securities.

(3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

The SERP provides that, commencing on January 1, 2019, or as soon as practicable after that date, Mr. Latoff’s accrued benefit under the SERP will be paid to him in ten annual installments. The payments are to be made on those dates whether or not he is still employed by DNB or the Bank as of January 1, 2019. However, no later than January 1, 2018, he may elect in writing to defer receipt of the installment payments and instead receive the benefit in a lump sum or in two to ten annual installments, commencing as of a date he specifies, provided that no deferred payment can be made earlier than January 1, 2024. If Mr. Latoff dies before January 1, 2019, his beneficiary may elect to receive the benefit beginning on January 1, 2019, or as soon as practicable after that date, in either a single lump sum, or in annual installments over a period of up to ten years, or in a commercial annuity, but if a valid election is not made by the beneficiary, the payment will be in a single lump sum. All payments will be subject to all applicable Federal, state and local tax withholding requirements, and other charges and assessments imposed by law.

Payments under the SERP are to be grossed up to compensate Mr. Latoff for any “parachute payment” excise taxes under Section 4999 of the Internal Revenue Code to which he would otherwise be subjected if the payments under the SERP, together with any other payments to him or for his benefit would subject him to those taxes. In addition, DNB will further compensate him for any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise, and whether Federal, state or local) that he will have to pay as a result of this gross up reimbursement or taxes on it. The amount of the gross-up for additional taxes on the parachute payment gross up reimbursement is to be computed on the assumption that he will be subject to each tax at the highest marginal rate. The SERP provides, however, that if another plan or agreement also provides for a reimbursement of these costs or taxes, only one reimbursement will be given to him. The excise tax and the gross-ups shall be computed by a registered public accounting firm selected by the compensation committee.

DNB may amend the SERP at any time to the extent necessary to comply with any requirement or limitation set forth in Section 409A of the Internal Revenue Code or its regulations, but otherwise DNB may amend it only with the express, written consent of Mr. Latoff or his beneficiary.

While the trust agreement directs the trustee to cause any DNB stock held in the trust to be voted as Mr. Latoff directs, the SERP provides that neither Mr. Latoff nor his beneficiary shall have any right, title, or interest in or to any investments which DNB may make to aid it in meeting its obligations under the SERP, all of which will continue to be unrestricted corporate assets. Further, except as may otherwise be required by law, no amount payable at any time under the SERP is to be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, encumbrance or garnishment by creditors of Mr. Latoff or his beneficiary nor be subject in any manner to the debts or liabilities of any person, and it provides that any attempt to do so alienate or subject any such amount, whether presently or thereafter payable, shall be void. The trust agreement obligates the trustee to cease payment of benefits if DNB becomes insolvent, and it further provides that the assets of the trust will be subject to claims of general creditors of DNB as more fully provided in the trust agreement.

Except as the trust agreement otherwise provides, DNB will have no right or power to direct the trustee to return any trust assets to DNB or to divert them to others before all payment of benefits has been made. However, DNB may direct the trustee to transfer to DNB trust assets in an amount necessary to avoid triggering taxable income to Mr. Latoff or a beneficiary if either of them would be required to recognize income tax on any funds if they remain in the trust.

All expenses of the trust, and any taxes that may be levied against the trust, will be paid by DNB, other than taxes required to be withheld from payments of trust assets to Mr. Latoff or his beneficiary. In the event that any trust assets are used to pay expenses or taxes of the trust, DNB is obligated to reimburse the trust.

On March 20, 2007, the Compensation & Benefits Committee approved the following changes to the SERP terms.  These changes are to be effective April 1, 2007, but are subject to final approval by DNB’s board of directors of SERP documents implementing these terms and any additional terms the board may determine appropriate.  The changes are:

-              The SERP will provide for a 15-year payout schedule, instead of the current 10-year payout schedule.

-              Rather than providing for the investment of trust assets, the SERP will obligate DNB to pay future benefits to Mr. Latoff calculated by applying a designated rate of return to the periodic accruals under the SERP.  The rate of return is to be fixed each year on January 1 at the commercial bank “prime rate” then most recently published by the Wall Street Journal, but in any event the rate of return will not be less than 8.00% percent per annum nor more than 9.50% per annum.  The rate of return as so established on each January 1 will remain fixed through the entire year, but may change again on the following January 1.

.              The rabbi trust is to be terminated effective April 1 and the assets of the trust returned to DNB.

These changes will also be subject to the written consent of Mr. Latoff.

Certain Transactions of Management and Others with the Corporation and its Subsidiaries

The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank’s policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $120,000, at December 31, 2006, represented .43% of stockholders’ equity of the Corporation on that date.

Some current directors, nominees for director and executive officers of the Corporation and entities or organizations in which they were executive officers or the equivalent or owners of more than 10% of the equity were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2006. None of these transactions involved amounts in excess of 5% of the Corporation’s consolidated gross revenues during 2006 or, if applicable, more than 5% of the other entity’s consolidated gross revenues for its last full fiscal year, nor was the Corporation indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of the Corporation’s total consolidated assets at December 31, 2005. Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

During 2006, the Corporation has paid an aggregate of $60,000 in consulting fees to TSG, Inc., a corporation owned by Eli Silberman, a director of the Corporation, for public relations and marketing services rendered to the Corporation and the Bank. On December 20, 2006, the Bank signed an agreement with TSG, Inc. for $30,000 for similar services to be provided in 2007.

On February 10, 2005, the Bank entered into an Agreement of Lease (the “Lease”) to open an additional branch of the Bank in approximately 4,770 square feet of first floor space in an existing building located at 2 North Church Street (the “Building”) in the central business district of West Chester, Chester County, Pennsylvania, with Headwaters Associates, a Pennsylvania general partnership (the “Landlord”) for which William S. Latoff, the Registrant’s Chairman of the Board and Chief Executive Officer, is one of two general partners. The Lease is for an initial term of 5 years and gives the Bank successive options to renew the Lease for 3 additional terms of 5 years each. The Lease obligates the Bank to pay Basic Rent during the first two years of the Lease at an annual rate of $94,207.50 ($7,850.63 per month). During each of Years 3, 4 and 5 of the initial Lease term, the Basic Rent will increase according to the percentage increase, if any, during the then most recent year of the consumer price index for all urban consumers, Philadelphia-Wilmington-Atlantic City, CMSA (“CPI”). If the Bank exercises its options to renew the Lease term, the Basic Rent for each renewal term is to be established at a fair market rental taking into account all of the terms and conditions of the Lease. The Bank is also obligated under the Lease to pay its proportionate share of real estate taxes and certain utilities shared in the Building with other tenants, and to pay its own cost of certain utilities that are separately metered. Pursuant to the Lease, the Bank is to provide its own janitorial and maintenance services. The Lease entitles the Bank to make certain improvements relating to signage, teller stations, safe deposit boxes, ATM facilities and night depository boxes subject to any applicable ordinances and third party restrictions, and subject to a potential obligation to remove them at termination of the Lease. The Landlord is generally obligated to maintain and repair the Building structure, roof and utility systems. The Bank and the Landlord each have obligations to maintain insurance on a coordinated basis. The Lease covers additional contingencies such as property casualty and condemnation and gives the Bank and Landlord certain rights of termination upon certain casualties or condemnation events. The Bank has limited rights of assignment and subletting. Upon a default by the Bank under the Lease, the Landlord has, among other remedies, a right to terminate the Lease, a right to re-enter, and a right to accelerate and sue for the Basic Rent for the balance of the unexpired term. Due to the personal interest of Mr. Latoff, the Audit Committee and its Chairman, Mr. Thornton, recommended that an independent lease evaluation be performed comparing and contrasting this site to other sites currently available as well as those proposed to be constructed with in the next 12 to 18 months. The conclusion of that evaluation was that the proposed site is superior to those other opportunities as to availability, location and price. The Audit Committee reached the conclusion that the proposed terms and conditions of the lease were more favorable to the Bank than would otherwise be available in the marketplace and that the site and its availability were also superior.

There are no material pending legal proceedings to which any director, officer or affiliate of the Corporation, or any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or any “associate” (as defined in SEC Rule 14a-1) of any director, officer or affiliate of the Corporation or 5% security holder is a party adverse to the Corporation or any of its subsidiaries.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on February 28, 2007, of KPMG LLP (“KPMG”) as the Corporation’s independent auditor for 2007. KPMG served as the Corporation’s independent auditor in 2006.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2006 and December 31, 2005 by the Company’s principal accounting firm KPMG LLP.

	December 31

	2006		2005

Audit Fees	$99,000		$110,000
Audit-Related Fees	31,000	(a)	32,000	(a)
Tax Fees	31,000	(b)	20,000	(b)
All Other Fees	—	(c)	—	(c)

	$161,000		$162,000

(a)	Includes fees for services related to SAS 100 and Sarbanes-Oxley 404 reviews.

(b)	Includes fees for services related to tax compliance and tax planning.

(c)	Includes permitted internal audit outsourcing.

The Corporation’s Audit Committee has adopted a policy requiring that, before the Corporation’s principal auditing firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation’s Audit Committee.

During the Corporation’s fiscal years ending December 31, 2005 and 2006, the Corporation’s principal auditing firm, KPMG LLP did not perform any services other than the audit of the registrant’s annual financial statements (including the services identified in footnotes (a) and (b) to the table above) and review of financial statements included in the registrant’s Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. KPMG LLP has advised the Corporation that none of the hours expended on the KPMG LLP audit engagement during the Corporation’s fiscal year ending December 31, 2006 were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

In the event the selection of KPMG LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent auditor will be reconsidered by the Audit Committee and the Board.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION.

Audit Committee and Audit Committee Report

In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee and the Report of the Audit Committee shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of 3 directors and operates under a written charter approved by the Audit Committee and the Corporation’s Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under “General Information about the Board of Directors” on page 5 and are more fully described in the Audit Committee Charter attached as Appendix A to this year’s proxy statement.

Management is responsible for the Corporation’s internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation’s independent auditor is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

In this context, the Audit Committee reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2006 (the “Audited Financial Statements”) with management and the Corporation’s independent auditor for 2006, KPMG LLP (the “Auditor”). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and the Bank’s independent auditors directly provide reports on significant matters to the Audit Committee.

The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent auditor’s independence.

The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation’s Annual Report to shareholders for the year ended December 31, 2006.

In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Corporation’s independent auditor for 2007, subject to ratification by the Corporation’s shareholders.
Respectfully Submitted,

THE AUDIT COMMITTEE
James H. Thornton, Chairman
Mildred C. Joyner
James J. Koegel

Audit Committee Charter

The Audit Committee has adopted a charter. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and furnished herewith.

Stockholder Proposals

To be eligible for inclusion in the Corporation’s proxy materials relating to the Annual Meeting of Stockholders to be held in 2008, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 27, 2007. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

In connection with the Corporation’s 2007 annual meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder’s notice is not received by the Corporation on or before February 10, 2008, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Other Matters Which May Properly Come Before The Meeting

The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

A COPY OF THE CORPORATION’S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD ON THE RECORD DATE UPON WRITTEN REQUEST TO GERALD F. SOPP, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. SOPP AT 484-359-3138 OR gsopp@dnbfirst.com.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 29, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

AUDIT COMMITTEE CHARTER

DNB Financial Corporation

DNB FIRST, National Association

Purpose

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of DNB Financial Corporation (the "Corporation") and DNB First (the "Bank"), and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain a free and open means of communication among the directors, the independent external auditors, the independent internal auditors, and the financial management of the Corporation. The Audit Committee has the authority to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee will establish, and communicate to employees, the Board of Directors, management and the Corporation’s independent internal and independent external auditors, procedures to receive, review, retain and treat complaints and comments received by the Corporation and the Bank regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation and Bank employees of concerns regarding questionable accounting, internal accounting, control or auditing matters (the foregoing are sometimes collectively referred to as the "Comment Procedures").

Membership

There shall be a committee of the Board of Directors to be known as the Audit Committee. This committee will be composed of not less than three members of the board who, commencing after the annual meeting of the Corporation held in 2003 shall be "independent" within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee will be a financial expert. Each member will hold their position on the Audit Committee until their successors shall be duly elected and qualified. The Board of Directors will appoint the chairperson. No officers or employees of the Corporation or its subsidiaries will serve on the Audit Committee.

Allocation of Responsibilities

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent internal auditors are responsible for providing reliable and timely information to the Board of Directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the Corporation's risk management systems. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to plan or conduct audits, to conduct "field work'' or other types of auditing or accounting reviews or procedures or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managing Director of the Independent Internal Auditing Firm and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its chair should meet with the independent accountants and/or management quarterly to review the corporate financial statements and financial press release disclosures. The Audit Committee may meet separately with the Bank's regular corporate or securities counsel with respect to such matters, as it may deem appropriate.

Responsibilities

 A.   Maintenance of Charter. The Audit Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

 B.   Financial Reporting. The Audit Committee shall review and make recommendations to the Board of Directors regarding the adequacy of the Corporation’s financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Audit Committee shall do the following:

 With respect to the Annual Financial Statements and Regulatory Examinations:

o     Review and discuss the Corporation's audited financial statements and management letters with management and with the Corporation’s independent accountants.

o     Review schedule of unadjusted differences.

o     Review all reports of regulatory examinations and discuss such reports and management’s responses to such reports with management, the Board of Directors and the Corporation’s independent accountants and independent internal auditors

o     Review an analysis prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's audited financial statements.

o     Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (as may be modified or supplemented) relating to the conduct of the audit, including the Corporation's critical accounting policies. Review with the public accounting firm that performs the audit all critical accounting policies and practices used by the company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the company, the ramifications of each alternative, and the treatment preferred by the company.

o Review with the independent auditors (i) their judgments about the quality of accounting, systems and controls, (ii) any significant changes that may be required in the audit plan, or (iii) any serious difficulties or disputes with management.

o Based on the foregoing, make a recommendation that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

o Review and approve the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement (the "Audit Committee Report"). This report shall include: (i) disclosure that the Audit Committee has reviewed and discussed the audited financial statements with Management and discussed the matters required by the Statements on Auditing Standards 61 with the Corporation’s independent auditors; (ii) whether the Audit Committee has reviewed the written disclosures and the letters from the independent auditors required by Independence Standards Board No. 1 and has discussed independence issues with the auditors; and (iii) such other matters as may be required by applicable law or regulations.

 With respect to Quarterly Financial Statements:

o Review with management and the independent accountants the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, or, if contemplated, before the public release of quarterly results. The review may be conducted through a designated representative member of the Audit Committee, including compliance with SAS 61 and SAS 71 as in effect at the time.

 C. Internal Controls. The Audit Committee shall evaluate and report to the Board of Directors regarding the adequacy of the Corporation’s internal and disclosure controls. In particular, the Audit Committee shall:

o Evaluate whether management sets the appropriate tone concerning controls and safeguarding of Corporation assets.

o Ensure that the independent accountants are aware that the Audit Committee is to be informed of all control problems identified.

o Review, at least annually, the then current and future programs of the Corporation's independent internal audit firm, including the procedures for assuring implementation of accepted recommendations made by the auditors, and review the significant matters contained in the Independent Internal Audit Firm reports.

o Review any changes in the planned scope of the internal audit plan.

o Review with the Corporation's legal counsel all matters that may have a material impact on the financial statements.

o Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting and disclosure, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

o Annually review the Comment Procedures for effectiveness and compliance with applicable laws and regulations, and as needed communicate to employees, the Board of Directors, management, the independent internal and independent external auditors any changes to the Comment Procedures.

o Receive periodic updates from management, legal counsel and the independent accountants concerning financial compliance with laws and regulations.

D. Relationship with Independent Accountants.

The Audit Committee shall:

o Interview, evaluate, select and nominate for appointment or reappointment the Corporation's independent accountants.

o Ensure receipt from independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1 and applicable securities laws and regulations.

o Actively engage in a dialog with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants in fact or in appearance.

o Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accountants.

o Review the scope and plan for the independent internal and independent external audits with the independent accountants.

o Approve all non-audit services to be provided to the Corporation by the independent accounts in accordance with the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

o Notwithstanding the foregoing: (i) the independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders; and (ii) the Board of Directors, upon recommendation from the Audit Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

o Review with management and the independent auditor the effect of any regulatory and/or accounting initiatives, as well as off-balance-sheet structures, if any.

o Review, at least annually, the independent auditors’ qualifications and compliance with applicable professional certifications and standards and applicable law. Include review of rotation of lead and concurring partners.

E. Independent Internal Audit Firm.

Review with management, the Managing Director of the Independent Internal Audit Firm, the following:

o Significant findings on internal audits during the year and management's responses thereto.

o Any difficulties the independent internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

o Any changes required in the scope of their internal audit.

F. Minutes and Reports.

o The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

o The Audit Committee shall issue an Audit Committee Report annually.

o The Audit Committee shall report to the Board of Directors (i) periodically regarding the activities of the Audit Committee, (ii) on any matters for which reports to the Board of Directors are required by this Charter, (iii) regarding any matters within the responsibility of the Audit Committee upon which the Board of Directors must act, and (iv) as otherwise required by the Board of Directors.

 G. Additional Responsibilities.

o Perform any other responsibilities imposed on the Audit Committee under applicable laws or regulations.

o Perform any other responsibilities delegated to the Audit Committee by the Board of Directors from time to time.

o Review and concur in the appointment, replacement, or dismissal of the Independent Internal Audit Firm.

o Review the Bank’s Whistleblower policy to ensure that it is adequate and up-to-date. Review all complaints received and processed under this policy. Determine current status and resolution if one has been reached.

o Oversee the preparation of an annual report of the Audit Committee as required by the rules of the SEC. Include in the annual Proxy Statement a report of the Committee in accordance with the proxy Rules promulgated by the SEC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY DNB FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2007

The undersigned hereby constitutes and appoints Harold L. Zuber, Jr., L. Ruth Patterson and A Joseph Rubino and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the “Corporation”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Desmond Hotel, One Liberty Boulevard, Malvern, PA 19355, on Wednesday, April 25, 2007 at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, according to the directors (if any) shown for each item on this proxy card, as more fully described in the Proxy Statement.
		1. ELECTION OF DIRECTORS: for all nominees listed below (except as marked to the contrary below):	For [ ]	With-held [ ]	For All Except [ ]
Mildred C. Joyner and William S. Latoff INSTRUCTION: to withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
		2. To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2007.	For [ ]	Against [ ]	Abstain [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS PROXY. TO THE EXTENT YOU DO NOT GIVE A DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above
^ Detach above card, sign, date and mail in postage paid envelope provided. ^ DNB FINANCIAL CORPORATION
Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and other signing in a representative or fiduciary capacity should state their full title as such.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY.
SIGN, DATE & MAIL YOUR PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.